                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of (a) our report, dated February 22, 1996 appearing in Occidental Petroleum Corporation's Annual Report for the year ended December 31, 1995, and
(b) our report, dated February 22, 1996, appearing in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, into Occidental Petroleum Corporation's previously filed Registration Statements Nos. 33-5487, 33-5490, 33-14662, 33-23798, 33-40054, 33-44791, 33-47636,
33-60492, 33-59395, 33-64719, 33-65129 and 333-285.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
March 26, 1996